UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-16379	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts		02061-9149
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On May 11, 2009, the shareholders of Clean Harbors, Inc. (the “Company”), at the Company’s annual meeting of shareholders held on that date, approved the Clean Harbors, Inc. Annual CEO Incentive Bonus Plan (the “Plan”). As described in the Company’s proxy statement dated April 6, 2009 for that annual meeting (the “Proxy Statement”), the purposes of the Plan are to provide an incentive each year for performance of the Company’s Chief Executive Officer (“CEO”) by making a significant percentage of the CEO’s total cash compensation dependent upon the level of his or the Company’s performance attained for the year, and to do so in a manner which will allow full deductibility of the bonus portion of the CEO compensation expense under Section 162(m) of the Internal Revenue Code (the “Code”). The Plan will be in effect for each of the Company’s fiscal years commencing with the year ending December 31, 2009 and ending with the year ending December 31, 2013, unless the Plan is earlier terminated by the Company’s Board of Directors or the Compensation Committee of the Board (the “Compensation Committee”).

The Plan will be administered by the Compensation Committee, which is appointed by the full Board of Directors and consists of not less than two members of the Board, each of whom must be both an “outside director” as defined in Section 162(m) of the Code and an “independent director” under the listing requirements of the New York Stock Exchange. Under the Plan, the CEO’s annual incentive bonuses (not to exceed $2,000,000 for any one year) will be earned by the CEO or the Company meeting certain Performance Criteria selected by the Committee for each year the Plan is in effect. For each such Performance Criteria, the Committee may also determine Threshold and Maximum levels of achievement, and the respective amounts of bonus which may potentially be earned based on each such level of achievement. If the Committee establishes Threshold and Maximum levels of achievement for any Performance Criteria, the Committee shall also determine how the amount of the potential bonus associated with such Criteria shall be determined if the actual level of achievement relating to such Criteria during any Plan year is between such Threshold and Maximum levels. Under the Plan, the Performance Criteria may be based on one or more of the following: the Company’s consolidated revenues, consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), ratio of EBITDA to consolidated revenues (“EBITDA Margin”), earnings per share, health, safety and compliance statistics (“HSC Compliance”), cost reductions, days of sales outstanding (“DSO”) (based upon the time of payment of the Company’s outstanding billings), hiring of key executive officers, succession planning, financing or refinancing results, or implementation or expansion of a new line of business or programs.

A copy of the Plan is attached as Exhibit 10.53 and is incorporated herein by reference. The Plan is further described in the Company’s Proxy Statement referenced above (which was filed with Securities and Exchange Commission on April 7, 2009) under the heading “CEO Annual Incentive Bonus Plan” commencing on page 25, and such description is also incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.53                   Clean Harbors, Inc. Annual CEO Incentive Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

May 14, 2009	/s/ James M. Rutledge
Executive Vice President and Chief Financial Officer